Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of Emergent Biosolutions Inc. of our report dated May 7, 2018, relating to the 2017 consolidated financial statements of PaxVax Global, L.P. and subsidiaries (the “Company”), which report expresses an unqualified opinion and includes an emphasis of matter paragraph regarding the Company’s ability to continue as a going concern, appearing in the Amendment No. 1 to the Current Report on Form 8-K (No. 001-33137) of Emergent BioSolutions Inc. dated December 12, 2018:

•                                          Registration Statement on Form S-8 (No. 333-139190) pertaining to the Employee Stock Option Plan, as amended and restated, the 2006 Stock Incentive Plan and individual director options agreements of Emergent BioSolutions Inc.,

•                                          Registration Statement on Form S-8 (No. 333-161154) pertaining to the Amended and Restated 2006 Stock Incentive Plan of Emergent BioSolutions Inc.,

•                                          Registration Statement Form S-4 (No. 333-169351) of Emergent BioSolutions Inc. and Subsidiaries,

•                                          Registration Statement Form S-3 (No. 333-181133) of Emergent BioSolutions Inc. and Subsidiaries,

•                                          Registration Statement Form S-8 (No. 333-184699) pertaining to the 2012 Employee Stock Purchase Plan and the Second Amended and Restated Emergent BioSolutions Inc. 2006 Stock Incentive Plan,

•                                          Registration Statement Form S-8 (No. 333-196232) pertaining to the Third Amended and Restated Emergent BioSolutions Inc. 2006 Stock Incentive Plan,

•                                          Registration Statement Form S-8 (No. 333-216294) pertaining to the Fourth Amended and Restated Emergent BioSolutions Inc. 2006 Stock Incentive Plan,

•                                          Registration Statement Form S-8 (No. 333-225283) pertaining to the Fifth Amended and Restated Emergent BioSolutions Inc. 2006 Stock Incentive Plan, and

•                                          Registration Statement Form S-3 (No. 333-226544) of Emergent BioSolutions Inc. and Subsidiaries.

/s/ Moss Adams LLP

San Francisco, California
December 12, 2018